UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2010

MUSICIAN’S EXCHANGE
 (Exact name of registrant as specified in its charter)

Nevada	333-149446	26-1929199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2858 Erie St., San Diego, California	92117
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4863

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Agreement of Purchase and Sale of Assets

On July 22, 2010, The Registrant, entered into an Agreement of Purchase and Sale of Assets with SpeechPhone LLC, a Delaware Limited Liability Company   (“SpeechPhone”) to purchase substantially all of the assets of SpeechPhone in exchange for Ten Million Two Hundred Fifty Thousand (10,250,000) restricted common shares, $0.001 par value, of the Registrant, concurrent with the Closing.

The Registrant has agreed to issue Two Million (2,000,000) convertible preferred voting shares in exchange for extinguishing One Million Seven Hundred Thousand dollars ($1,700,000) in debt, to release the assets being acquired under the terms and conditions of the Agreement of Purchase and Sale of Assets.

On July 22, 2010, The Registrant, entered into an Agreement of Purchase and Sale of Assets with MDM Intellectual Property LLC, a California Limited Liability Company   (“MDM”) to purchase substantially all of the assets of MDM in exchange for Six Million One Hundred Fifty Thousand (6,150,000) restricted common shares, $0.001 par value, of the Registrant, concurrent with the Closing.

On July 22, 2010, The Registrant, entered into an Agreement of Purchase and Sale of Assets with SpeechCard LLC, a Delaware Limited Liability Company   (“SpeechCard”) to purchase substantially all of the assets of SpeechCard in exchange for One Million Twenty Five Thousand (1,025,000) restricted common shares, $0.001 par value, of the Registrant, concurrent with the Closing.

On July 22, 2010, The Registrant, entered into an Agreement of Purchase and Sale of Assets with Voiceassist, a Delaware Limited Liability Company   (“Voiceassist”) to purchase substantially all of the assets of Voiceassist in exchange for Two Million Fifty Thousand (2,050,000) restricted common shares, $0.001 par value, of the Registrant, concurrent with the Closing.

As a condition to the closing, the Registrant will issue One Million Twenty Five Thousand (1,025,000) shares common stock in exchange for 100% of Mr. Metcalf’s concept Music By Voice.

Upon closing the above referenced transactions, Registrant will have issued a total of Twenty Million Fifty Thousand shares (20,500,000) of common stock and Two Million (2,000,000) shares of preferred stock. The agreements contain the standard conditions of closing, including the requirement of MUEX approving the audited financial statements of SpeechPhone and the related entities.

SpeechPhone LLC is a privately held company, founded in 2002 with the fundamental mission to add speech to every phone. The company develops and partners with existing service providers to market speech recognition based virtual assistants that unify communications and messaging through a single personal phone number.

SpeechPhone virtual assistants empower the mobile workforce through more efficient communication and easy access to information from any phone or any computer. For more information on SpeechPhone visit the company’s web site at www.speechphone.net.

The concurrent closing of the asset purchase transactions are anticipated to occur during August, 2010. A copy of the Agreements are filed as Exhibit 10.1, 10.2, 10.3 and 10.4 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement between Musician’s Exchange, and Speech Phone LLC dated July 22, 2010
10.2	Asset Purchase Agreement between Musician’s Exchange, and Speech Card LLC dated July 22, 2010
10.3	Asset Purchase Agreement between Musician’s Exchange, and MDM International LLC dated July 22, 2010
10.4	Asset Purchase Agreement between Musician’s Exchange, and Voiceassist LLC dated July 22, 2010
99.1	Press Release- Agreement of Purchase of Sale of Assets July 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSICIAN’S EXCHANGE

By: /s/ Daniel R. Van Ness
Daniel R. Van Ness, President

Date:  July 29, 2010